SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: January 20, 2015

Pacific Sands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-0322882
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

4611 Green Bay Road, Kenosha, WI	53144
(Address of principal executive offices)	(Zip Code)

(262) 925-0123
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Judson Just, Chief Financial Officer, Treasurer and Director has resigned his position with Pacific Sands, Inc. Judson Just did not resign as Chief Financial Officer, Treasurer and Director as a result of any disagreements with the company on any matter relating to the company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2015	Pacific Sands, Inc.

By: /s/ Michael D. Michie
Michael Michie President & Chief Executive Officer